[DI INDUSTRIES, INC. LETTERHEAD]

                                November 7, 1996

DI Industries, Inc.
450 Gears Road, Suite 625
Houston, Texas 77067

        RE: Registration with the Securities & Exchange Commission of certain shares of the Common Stock of DI Industries, Inc.

Ladies and Gentlemen:

        We have acted as counsel to DI Industries, Inc., a Texas corporation (the "Company"), in connection with that certain (i) Asset Purchase Agreement dated October 3, 1996 by and among the Company, Drillers, Inc., Meritus, Inc., Mesa Rig 4 L.L.C., Mesa Venture and Mesa Drilling, Inc. and (ii) that certain Stock Option Agreement between DI Industries, Inc. and Thomas P. Richards dated September 3, 1996 (the "Agreements").

        In connection with the Agreements, the Company is registering 7,500,000 shares of its Common Stock (the "Shares") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Registration Statement"). As set forth in the Registration Statement, certain legal matters are being passed on for the Company by us. This opinion is being furnished to the Company for filing as Exhibit 5 to the Registration Statement.

        In connection with rendering this opinion, we have examined copies of the Agreements represented to us to be in the form executed and delivered by the Company. Further, we have examined and relied upon a copy of the articles of incorporation of the Company, as amended, certified by the Secretary of State of Texas, and a copy of the bylaws of the Company, certified by the secretary of the Company.

        In such examination, we have assumed, without any independent verification or investigation, (i) the genuineness and authenticity of all signatures on documents and instruments we have examined and reviewed, (ii) the genuineness and authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and (iii) the Merger Agreements will be duly approved and adopted by the shareholders of the Company. We have also examined such certificates of officers of the Company and public officials and such other documents and records as we deem necessary as the basis for the opinions set forth below.

        Based solely upon our examination of the documents described above and having regard for such legal considerations as we deem relevant, and subject to the qualifications set forth below, we are of the opinion that:
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        1.      The Shares will be, at the time of issuance, duly and validly authorized for issuance.


        2. The Shares, when issued, will be fully paid and non-assessable, with no personal liability attached to the ownership thereof under the Texas Business Corporation Act.

        We are not licensed to practice law in any jurisdiction other than the state of Texas. We express no opinion as to the laws of any jurisdiction other than the state of Texas.

        This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. To the extent, however, that any of the express qualifications, exceptions, definitions, or limitations set forth in this opinion shall conflict with the Accord, the express provisions of this opinion shall control.

        This opinion is solely for the use by the Company in filing the Registration Statement and may not be relied upon for any other purpose without the express written consent of the undersigned firm. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

                                            Yours very truly,

                                            COKINOS, BOSIEN & YOUNG

                                            BY:/s/ BRIAN BOSIEN
                                                   Brian Bosien